Exhibit 99.1

Financial News Release

Advanced Energy Reports

Fourth Quarter and Full Year 2025 Results

●	Q4 revenue was $489 million, at the high end of guidance
●	Q4 GAAP EPS from continuing operations was $1.31; non-GAAP EPS was $1.94, both towards the high end of guidance
●	2025 revenue grew 21% to $1.80 billion
●	Data Center Computing revenue grew 107% to a record level
●	2025 GAAP EPS from continuing operations was $3.87; non-GAAP EPS was $6.41, up 73% year-over-year
●	Cash flow from continuing operations was a record $235 million

DENVER, Colo., February 10, 2026 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, announced financial results for the fourth quarter and year ended December 31, 2025.

“Fourth quarter results exceeded our guidance, primarily driven by increased demand in the semiconductor market,” said Steve Kelley, president and CEO of Advanced Energy. “In 2025, we delivered strong revenue growth and meaningfully improved gross and operating margins, reflecting the benefits of our diversification strategy and execution of our operational initiatives. Entering 2026, we believe demand across our markets is strengthening, and customer adoption of our next-generation platforms will drive market share gains.”

Quarter Results

Revenue was $489 million in the fourth quarter of 2025, compared with $463 million in the third quarter of 2025 and $415 million in the fourth quarter of 2024.

GAAP net income from continuing operations was $53 million or $1.31 per diluted share in the quarter, compared with $46 million or $1.21 per diluted share in the prior quarter, and $49 million or $1.29 per diluted share a year ago. GAAP net income in the fourth quarter of 2024 included a one-time, net tax benefit of $15 million as a result of an intercompany transfer of assets as part of the company streamlining its legal entity structure.

Non-GAAP net income was $75 million or $1.94 per diluted share in the fourth quarter of 2025. This compares with $66 million or $1.74 per diluted share in the third quarter of 2025, and $49 million or $1.30 per diluted share in the fourth quarter of 2024.

During the fourth quarter of 2025, Advanced Energy generated $80 million in cash flow from continuing operations during the quarter, repurchased $6.7 million of common stock, and paid $4.0 million in quarterly dividends.

Full Year 2025 Results

2025 revenue was $1.80 billion, a 21% increase from $1.48 billion in 2024.

GAAP net income from continuing operations was $149 million or $3.87 per diluted share in 2025, compared with $56 million or $1.49 per diluted share in 2024.

GAAP net income in 2024 included a one-time, net tax benefit of $15 million as a result of an intercompany transfer of assets as part of the company streamlining its legal entity structure and a $30 million restructuring charge as part of our previously announced manufacturing consolidation.

Non-GAAP net income was $245 million or $6.41 per diluted share in 2025, compared with $140 million or $3.71 per diluted share in 2024

In 2025, the company generated $235 million in cash flow from operating activities from continuing operations, repurchased $30 million of common stock at an average price of $96.79, and paid $15.6 million in dividends. At year-end, outstanding debt was $568 million, representing the 2028 convertible notes, net of unamortized issuance costs. Cash and equivalents at year-end were $791 million.

A reconciliation of GAAP and non-GAAP measures is provided in the tables below.

First Quarter 2026 Guidance

Based on the Company’s current view, beliefs, and assumptions, guidance is within the following ranges:

Q1 2026
Revenue	$500 million +/- $20 million
GAAP EPS from continuing operations	$1.44 +/- $0.25
Non-GAAP EPS	$1.94 +/- $0.25

Conference Call

Management will host a conference call today, February 10, 2025, at 4:30 p.m. Eastern Time to discuss the fourth quarter financial results. To participate in the live earnings conference call, please dial 877-407-0890 approximately ten minutes prior to the start of the meeting and an operator will connect you. International participants can dial +1-201-389-0918. A webcast will also be available on our investor web page at ir.advancedenergy.com in the Events & Presentations section. The archived webcast will be available approximately two hours following the end of the live event.

About Advanced Energy

Advanced Energy Industries, Inc. (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking, and telecommunications. With engineering know-how and responsive service and support for customers around the globe, the Company builds collaborative partnerships to meet technology advances, propels growth of its customers, and innovates the future of power. Advanced Energy has devoted four decades to perfecting power. It is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance. Trust.

For more information, contact:

Andrew Huang

Advanced Energy Industries, Inc.

970-407-6555

ir@aei.com

Non-GAAP Measures

This release includes measures, such as non-GAAP net income, non-GAAP operating income, and non-GAAP earnings per share (“EPS”) that are not prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses non-GAAP net income and non-GAAP EPS to evaluate business performance without the impacts of certain non-cash charges and other charges which are not part of our usual operations. We use these non-GAAP measures to assess performance against business objectives and make business decisions, including developing budgets and forecasting future periods. In addition, management’s incentive plans include certain of these non-GAAP measures as criteria for achievements. These non-GAAP measures are not prepared in accordance with U.S. GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. However, we believe these non-GAAP measures provide additional information that enables readers to evaluate our business from the perspective of management. The presentation of this additional information should not be considered a substitute for results prepared in accordance with U.S. GAAP.

The non-GAAP results presented below exclude the impact of non-cash related charges, such as stock-based compensation, amortization of intangible assets, and long-term unrealized foreign exchange gains and losses. In addition, we exclude discontinued operations and other items such as acquisition-related costs, facility, infrastructure, and other transition costs, and restructuring expenses, as they are not indicative of future performance. The tax effect of our non-GAAP adjustments represents the anticipated annual tax rate applied to each non-GAAP adjustment after consideration of their respective book and tax treatments. Non-GAAP results also exclude non-recurring discrete tax expenses or benefits. Finally, non-GAAP diluted weighted-average common shares are adjusted to reflect the dilutive impact of our convertible note based on the higher note hedge strike price instead of the initial conversion price.

Forward-Looking Statements

This press release and statements we make on the above announced conference call contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release or the conference call that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations, and plans are forward-looking statements, as are statements that certain actions, conditions, or circumstances will continue. The inclusion of words such as "anticipate," "expect," "estimate," "can," "may," "might," "continue," "enables," "plan," "intend," "should," "could," "would," "likely," "potential," or "believe," and similar expressions and the negative versions thereof indicate forward-looking statements; however, not all forward-looking statements may contain such words or expressions. These forward-looking statements are based upon information available as of the date of this press release and management’s current estimates, forecasts, and assumptions. Although we believe that our expectations reflected in or suggested by these forward-looking statements are reasonable, we may not achieve the results, performance, plans, or objectives expressed or implied by such forward-looking statements. Forward-looking statements involve risks and uncertainties, which are difficult to predict and many of which are beyond our control.

Risks and uncertainties to which our forward-looking statements are subject include, but are not limited to: volatility and business fluctuations in the industries in which we compete; our ability to achieve design wins with new and existing customers; our ability to accurately forecast and meet customer demand; risks related to global economic conditions, such as the impact of tariffs and export regulations, escalating global conflicts on macroeconomic conditions, economic uncertainty, market volatility, rising interest rates, inflation, lack of growth in our markets or recession; customer price sensitivity; the U.S. Dollar’s change in value against its major peers; concentration of our customer base; risks associated with potential breach of our information security measures, either external breach or internal data theft; difficulties with the implementation of our enterprise resource planning and other enterprise-wide information technology system applications; our loss of or inability to attract and retain key personnel; risks associated with our manufacturing footprint optimization and movement of manufacturing locations for certain products; disruptions to our manufacturing operations or those of our customers or suppliers; our ability to successfully identify, close, integrate and realize anticipated benefits from our acquisitions; quality issues or unanticipated costs in fulfilling our warranty obligations (including our discontinued solar inverter product line), and adequacy of our warranty reserves; risks inherent in our international operations, including the effect of export controls, the impact of tariffs on our supply chain or products we sell, political and geographical risks, and fluctuations in currency exchange rates; our ability to enforce, protect, and maintain our proprietary technology and intellectual property rights; regulatory risk related to our supply chain; legal matters, claims, investigations, and proceedings; changes to tax laws and regulations or our tax rates; changes in federal, state, local and foreign regulations, including with respect to trade compliance, privacy and data protection, supply chain, and environmental regulation; the effect of our debt obligations and restrictive covenants on our ability to operate our business; risks related to our unfunded pension obligations; our estimates of the fair value of intangible assets; the potential impact of dilution related to our convertible debt, hedge, and warrant transactions; and the risks and uncertainties described in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2025.

These risks and uncertainties could cause actual results to differ materially and adversely from those expressed in any forward-looking statements, and readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are made and based on information available to us on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. We assume no obligation to update the information in this press release or provide the reasons why our actual results may differ.

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Revenue, net	$489.4	$415.4	$463.3	$1,798.8	$1,482.0
Cost of revenue	300.3	260.8	288.9	1,121.4	952.7
Gross profit	189.1	154.6	174.4	677.4	529.3
Gross margin %	38.6%	37.2%	37.6%	37.7%	35.7%

Operating expenses:
Research and development	60.1	56.1	59.1	232.4	211.8
Selling, general, and administrative	63.4	58.2	59.8	242.4	224.6
Amortization of intangible assets	5.4	5.5	5.6	22.1	26.0
Restructuring, asset impairments, and other charges	3.6	1.0	0.7	12.5	30.3
Total operating expenses	132.5	120.8	125.2	509.4	492.7
Operating income	56.6	33.8	49.2	168.0	36.6

Interest income	6.5	7.2	6.6	26.6	42.9
Interest expense	(4.1)	(4.6)	(4.2)	(16.7)	(25.1)
Other income (expense), net	(1.8)	4.1	0.7	(9.2)	(2.0)
Income from continuing operations, before income tax	57.2	40.5	52.3	168.7	52.4
Income tax provision (benefit)	4.7	(8.5)	5.9	19.4	(3.9)
Income from continuing operations	52.5	49.0	46.4	149.3	56.3
Loss from discontinued operations, net of income tax	(0.2)	(0.1)	(0.2)	(0.9)	(2.1)
Net income	$52.3	$48.9	$46.2	$148.4	$54.2

Basic weighted-average common shares outstanding	37.6	37.5	37.6	37.6	37.5
Diluted weighted-average common shares outstanding	40.2	38.0	38.5	38.6	37.8

Earnings (loss) per share:

Continuing operations:
Basic earnings per share	$1.40	$1.31	$1.23	$3.97	$1.50
Diluted earnings per share	$1.31	$1.29	$1.21	$3.87	$1.49

Discontinued operations:
Basic loss per share	$(0.01)	$—	$(0.01)	$(0.02)	$(0.06)
Diluted loss per share	$—	$—	$(0.01)	$(0.02)	$(0.06)

Net income:
Basic earnings per share	$1.39	$1.30	$1.23	$3.95	$1.45
Diluted earnings per share	$1.30	$1.29	$1.20	$3.84	$1.43

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$791.2	$722.1
Accounts receivables, net	325.2	265.3
Inventories	411.2	360.4
Other current assets	46.3	41.5
Total current assets	1,573.9	1,389.3

Property and equipment, net	272.8	185.6
Operating lease right-of-use assets	98.1	96.3
Other assets	182.5	155.3
Goodwill and intangible assets, net	418.5	435.4
Total assets	$2,545.8	$2,261.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$224.1	$143.5
Other accrued expenses	183.8	153.0
Current debt	567.5	—
Current portion of operating lease liabilities	15.8	17.8
Total current liabilities	991.2	314.3

Long-term debt	—	564.7
Other long-term liabilities	184.0	176.3
Long-term liabilities	184.0	741.0

Total liabilities	1,175.2	1,055.3
Deferred compensation	7.8	3.5

Total stockholders' equity	1,362.8	1,203.1
Total liabilities and stockholders’ equity	$2,545.8	$2,261.9

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in millions)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$148.4	$54.2
Less: loss from discontinued operations, net of income tax	(0.9)	(2.1)
Income from continuing operations, net of income tax	149.3	56.3

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	62.0	68.5
Stock-based compensation	55.7	45.9
Amortization and write off of debt issuance costs and debt discount	3.2	3.8
Deferred income tax benefit	(13.8)	(20.5)
Other	0.8	1.2
Changes in operating assets and liabilities, net of assets acquired	(22.5)	(22.2)
Net cash from operating activities from continuing operations	234.7	133.0
Net cash from operating activities from discontinued operations	(1.4)	(2.2)
Net cash from operating activities	233.3	130.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of long-term investments	(2.4)	(3.0)
Purchases of property and equipment	(107.4)	(56.8)
Acquisitions, net of cash acquired	—	(13.8)
Net cash from investing activities	(109.8)	(73.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of debt issuance costs	—	(0.1)
Dividend payments	(15.6)	(15.4)
Payments on long-term borrowings	(1.9)	(355.0)
Payment of acquisition holdback	(1.5)	—
Purchase and retirement of common stock	(30.2)	(1.8)
Net payments related to stock-based awards	(6.9)	(4.8)
Net cash from financing activities	(56.1)	(377.1)

EFFECT OF CURRENCY TRANSLATION ON CASH	1.7	(2.6)

NET CHANGE IN CASH AND CASH EQUIVALENTS	69.1	(322.5)
CASH AND CASH EQUIVALENTS, beginning of period	722.1	1,044.6
CASH AND CASH EQUIVALENTS, end of period	$791.2	$722.1

ADVANCED ENERGY INDUSTRIES, INC.

SUPPLEMENTAL INFORMATION (UNAUDITED)

(in millions)

Net Revenue by Market	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Semiconductor Equipment	$211.6	$226.8	$196.6	$839.9	$792.5
Data Center Computing	177.9	88.7	171.6	587.3	284.2
Industrial and Medical	78.2	76.8	71.2	282.3	316.2
Telecom and Networking	21.7	23.1	23.9	89.3	89.1
Total	$489.4	$415.4	$463.3	$1,798.8	$1,482.0

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in millions)

Reconciliation of non-GAAP measures
Non-GAAP gross profit, gross margin, operating expenses, operating income,	Three Months Ended			Year Ended
and operating margin	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Gross profit from continuing operations, as reported	$189.1	$154.6	$174.4	$677.4	$529.3
Adjustments to gross profit:
Stock-based compensation	1.3	1.1	1.3	4.9	4.0
Facility, infrastructure, and other transition costs	3.9	2.1	5.5	14.7	4.5
Acquisition-related costs	—	0.1	—	—	—
Non-GAAP gross profit	194.3	157.9	181.2	697.0	537.8

GAAP gross margin	38.6%	37.2%	37.6%	37.7%	35.7%
Non-GAAP gross margin	39.7%	38.0%	39.1%	38.7%	36.3%

Operating expenses from continuing operations, as reported	132.5	120.8	125.2	509.4	492.7
Adjustments:
Amortization of intangible assets	(5.4)	(5.5)	(5.6)	(22.1)	(26.0)
Stock-based compensation	(13.2)	(10.6)	(13.3)	(50.8)	(41.9)
Acquisition-related costs	(1.8)	(1.2)	(1.2)	(5.8)	(6.0)
Facility, infrastructure, and other transition costs	(1.1)	(0.7)	(1.0)	(5.2)	(1.2)
Restructuring, asset impairments, and other charges	(3.6)	(1.0)	(0.7)	(12.5)	(30.3)
Non-GAAP operating expenses	107.4	101.8	103.4	413.0	387.3
Non-GAAP operating income	$86.9	$56.1	$77.8	$284.0	$150.5

GAAP operating income	$56.6	$33.8	$49.2	$168.0	$36.6
Adjustments to gross profit	5.2	3.3	6.8	19.6	8.5
Adjustments to operating expenses	25.1	19.0	21.8	96.4	105.4
Non-GAAP operating income	$86.9	$56.1	$77.8	$284.0	$150.5

GAAP income from continuing operations	$52.5	$49.0	$46.4	$149.3	$56.3
GAAP operating margin	11.6%	8.1%	10.6%	9.3%	2.5%
Non-GAAP operating margin	17.8%	13.5%	16.8%	15.8%	10.2%

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in millions, except per share data)

Reconciliation of non-GAAP measure	Three Months Ended			Year Ended
Non-GAAP income, net of income tax	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Income from continuing operations, net of income tax	$52.5	$49.0	$46.4	$149.3	$56.3
Adjustments:
Amortization of intangible assets	5.4	5.5	5.6	22.1	26.0
Acquisition-related costs	1.8	1.3	1.2	5.8	6.0
Facility, infrastructure, and other transition costs	5.0	2.8	6.5	19.9	5.7
Restructuring, asset impairments, and other charges	3.6	1.0	0.7	12.5	30.3
Unrealized foreign currency loss (gain)	0.5	(4.2)	(1.3)	5.2	(3.4)
Other costs included in other income (expense), net	—	(0.9)	—	0.2	2.8
Stock-based compensation	14.5	11.9	14.6	55.7	45.9
Tax effect of non-GAAP adjustments, including certain discrete tax benefits	(8.2)	(17.1)	(7.3)	(25.7)	(29.2)
Non-GAAP income, net of income tax	$75.1	$49.3	$66.4	$245.0	$140.4

Reconciliation of non-GAAP measure	Three Months Ended			Year Ended
Non-GAAP diluted weighted-average common shares	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Diluted weighted-average common shares outstanding	40.2	38.0	38.5	38.6	37.8
Dilutive effect of convertible notes	(1.4)	—	(0.4)	(0.4)	—
Non-GAAP diluted weighted-average common shares outstanding	38.8	38.0	38.1	38.2	37.8

Reconciliation of non-GAAP measure	Three Months Ended			Year Ended
Non-GAAP earnings per share	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Diluted earnings per share from continuing operations, as reported	$1.31	$1.29	$1.21	$3.87	$1.49
Add back:
Per share impact of non-GAAP adjustments, net of tax	0.63	0.01	0.53	2.54	2.22
Non-GAAP earnings per share	$1.94	$1.30	$1.74	$6.41	$3.71

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in millions, except per share data)

	Three Months Ended			Year Ended
Reconciliation of non-GAAP measure	December 31,		September 30,	December 31,
Non-GAAP provision for income taxes	2025	2024	2025	2025	2024
Provision (benefit) for income taxes, as reported	$4.7	$(8.5)	$5.9	$19.4	$(3.9)
Adjustment:
Non-GAAP items and other discrete tax items excluding stock-based compensation	5.2	14.3	4.2	14.0	19.6
Tax effect of stock-based compensation	3.0	2.8	3.1	11.7	9.6
Non-GAAP provision for income taxes	$12.9	$8.6	$13.2	$45.1	$25.3

	Three Months Ended			Year Ended
Reconciliation of non-GAAP measure	December 31,		September 30,	December 31,
Non-GAAP income before income taxes	2025	2024	2025	2025	2024
Income from continuing operations, before income tax	$57.2	$40.5	$52.3	$168.7	$52.4
Adjustments:
Amortization of intangible assets	5.4	5.5	5.6	22.1	26.0
Stock-based compensation	14.5	11.9	14.6	55.7	45.9
Acquisition-related costs	1.8	1.3	1.2	5.8	6.0
Facility, infrastructure, and other transition costs	5.0	2.8	6.5	19.9	5.7
Restructuring, asset impairments, and other charges	3.6	1.0	0.7	12.5	30.3
Unrealized foreign currency loss (gain)	0.5	(4.2)	(1.3)	5.2	(3.4)
Other costs included in other income (expense), net	—	(0.9)	—	0.2	2.8
Non-GAAP income before income taxes	$88.0	$57.9	$79.6	$290.1	$165.7
Effective tax rate, as reported	8.2%	(21.0)%	11.3%	11.5%	(7.4)%
Non-GAAP effective tax rate	14.7%	14.9%	16.6%	15.5%	15.3%

Reconciliation of Q1 2026 Guidance
	Low End	High End

Revenue	$480 million	$520 million

Reconciliation of non-GAAP earnings per share
GAAP earnings per share	$1.19	$1.69
Stock-based compensation	0.35	0.35
Amortization of intangible assets	0.12	0.12
Restructuring expenses and other costs	0.15	0.15
Tax effects of excluded items	(0.12)	(0.12)
Non-GAAP earnings per share	$1.69	$2.19